                                                                     EXHIBIT 4.3

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                            SUBSCRIPTION AGREEMENT


                                    between



                               CAREINSITE, INC.


                                      and


                             AMERICA ONLINE, INC.


                        dated as of September 15, 1999



================================================================================
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                               TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

                                   ARTICLE I

                                  DEFINITIONS

1.01.  Certain Defined Terms................................................. 1

                                  ARTICLE II

                               PURCHASE AND SALE

2.01.  Sale of Series A Preferred Stock; Option to Purchase
    Series A Preferred Stock.............................................. 4
2.02.  Closings.............................................................. 4
2.03.  Closing Deliveries by the Company..................................... 5
2.04.  Closing Deliveries by the Investor.................................... 6

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.01.  Due Organization and Authority........................................ 6
3.02.  Capital Stock of Company.............................................. 7
3.03.  No Conflict........................................................... 7
3.04.  Governmental Consents and Approvals................................... 8
3.05.  Compliance with Laws; Litigation...................................... 8
3.06.  SEC Filings; Financial Statements; Absence of Undisclosed Liabilities. 8
3.07.  No Material Adverse Change............................................ 9
3.08.  Brokers............................................................... 9

                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                                 THE INVESTOR

4.01.  Organization and Authority............................................ 9
4.02.  No Conflict...........................................................10
4.03.  Governmental Consents and Approvals...................................10
4.04.  Brokers...............................................................10

                                   ARTICLE V

                       CONDITIONS TO THE INITIAL CLOSING

5.01.  Conditions to the Initial Closing.....................................10
5.02.  Conditions to the Subsequent Closing..................................11

                                  ARTICLE VI

                              TRANSFER OF SHARES

6.01.  General Restriction...................................................12
6.02.  Private Placement.....................................................12
6.03.  Legends...............................................................12

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

7.01.  HSR...................................................................13
7.02.  Survival; Indemnification.............................................13
7.03.  Common Stock Issuable Upon Conversion.................................14
7.04.  Certificate of Designation............................................14
7.05.  Other Action..........................................................14

                                 ARTICLE VIII

                                 MISCELLANEOUS

8.01.  Termination...........................................................15
8.02.  Expenses..............................................................15
8.03.  Notices...............................................................16
8.04.  Public Announcements..................................................16
8.05.  Headings; Interpretation..............................................16
8.06.  Severability..........................................................16
8.07.  Entire Agreement......................................................17
8.08.  Assignment............................................................17
8.09.  Amendment.............................................................17
8.10.  Governing Law.........................................................17
8.11.  Counterparts..........................................................17
8.12.  Non-Waiver; Cumulative Remedies.......................................17
8.13.  Waiver of Jury Trial..................................................18

                                      ii
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                            SUBSCRIPTION AGREEMENT



          This SUBSCRIPTION AGREEMENT, dated as of September 15, 1999, among CAREINSITE, INC., a Delaware corporation (the "Company") and AMERICA ONLINE, INC., a Delaware corporation (the "Investor").

                             W I T N E S S E T H:

          WHEREAS, on the terms and conditions set forth herein, the Investor wishes to subscribe for and purchase for cash from the Company, and the Company wishes to issue and sell to the Investor, 100 shares of Series A Convertible Redeemable Preferred Stock, face value $100,000 per share (the "Series A Preferred Stock");

          WHEREAS, on the terms and conditions set forth herein, the Investor wishes to have the option to subscribe for and purchase for cash from the Company up to an additional 100 shares of Series A Preferred Stock on the first anniversary of the date of this Agreement, and the Company wishes to grant such option;

          WHEREAS, the parties hereto believe it is in their mutual best interest to enter into certain other agreements, as set forth herein; and

          WHEREAS, the parties hereto are, contemporaneously with entering into this Agreement, entering into (a) an Interactive Marketing Agreement (the "Interactive Marketing Agreement") and (b) a Warrant Agreement (the "Warrant Agreement") setting forth the terms of certain warrants (the "Warrants") included in the Conversion Consideration (as defined in the form of Certificate of Designation for the Series A Preferred Stock attached hereto as Annex A (the "Certificate of Designation")).

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01. Certain Defined Terms. As used in this
Agreement, the following terms shall have the following meanings:

          "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

          "Agreement" means this Subscription Agreement, dated as of September 15, 1999.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in such Person.

          "Certificate of Designation" has the meaning specified in the Recitals.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" has the meaning specified in the Preamble.

          "Company" has the meaning specified in the Preamble.

          "Company Disclosure Schedule" means a confidential disclosure schedule to be delivered by the Company to the Investor at least three Business Days prior to the Subsequent Closing in order to supplement and modify the representations and warranties of the Company contained in Article III in connection with the Subsequent Closing.

          "Control" (including the terms "Controlled by" and "under common Control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indemnifiable Losses" has the meaning specified in Section
7.02(d)(i).

          "Initial Closing" has the meaning specified in Section
2.02(a).

          "Initial Closing Representations" means the representations and warranties of the Company contained in Article III of this Agreement.

          "Interactive Marketing Agreement" has the meaning specified in the Recitals.

          "Investor" has the meaning specified in the Preamble.

          "Losses" has the meaning specified in Section 7.02(d)(ii).

          "Material Adverse Effect" has the meaning specified in Section
3.01.

          "NASDAQ" has the meaning specified in Section 3.05(a).

          "Permits" has the meaning specified in Section 3.05(b)(i).

          "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "SEC Reports" has the meaning specified in Section 3.06(a).

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Series A Preferred Stock" has the meaning specified in the Recitals.

          "Subsequent Closing" has the meaning specified in Section
2.02(b).

          "Subsequent Closing Representations" means the representations and warranties of the Company contained in Article III of this Agreement, as modified and supplemented by the Company Disclosure Schedule.

          "Subsidiary" means any and all corporations, partnerships, joint ventures, associations and other entities Controlled by the Company directly or indirectly through one or more intermediaries.

          "Termination Date" has the meaning specified in Section
8.01(a)(ii).

          "Warrant Agreement" has the meaning specified in the Recitals.

          "Warrants" has the meaning specified in the Recitals.

                                  ARTICLE II

                               PURCHASE AND SALE

          SECTION 2.01. Sale of Series A Preferred Stock; Option to
Purchase Series A Preferred Stock. (a) Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and deliver to the Investor, and the Investor shall accept from the Company, 100 shares of Series A Preferred Stock. In consideration for the issuance of the Series A Preferred Stock pursuant to this Section 2.01(a), the Investor shall pay to the Company a purchase price of $100,000 per share.

          (b) Upon the terms and subject to the conditions set forth in this Agreement, the Investor shall have the option to purchase additional shares of Series A Preferred Stock on the first anniversary of the date of this Agreement, up to a maximum of 100 additional shares of Series A Preferred Stock; provided, however, that such option shall be exercisable by the Investor only if the Company receives, no later than the 30 days prior to the first anniversary of the date of this Agreement, a written notice from the Investor stating its intention to exercise the option to purchase additional shares pursuant to this
Section 2.01(b) and the number of shares to be purchased by the Investor pursuant hereto; provided that the Investor shall have the right to rescind such notice until 5:00 p.m. New Jersey time on the second Business Day following receipt by the Investor of the Company Disclosure Schedule. In consideration for the issuance of the Series A Preferred Stock pursuant to this Section 2.01(b), the Investor shall pay to the Company a purchase price of $100,000 per share.

          SECTION 2.02. Closings. (a) Upon the terms and subject to the conditions set forth in this Agreement, the transactions provided for in Section 2.01(a) shall take place at a closing (the "Initial Closing") to be held at 10:00 a.m. New Jersey time on the later of September 16, 1999 or the Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article V, or at such other time or on such other date as the parties may mutually agree upon.

          (b) Upon the terms and subject to the conditions set forth in this Agreement, the transactions provided for in Section 2.01(b) shall, if the Investor exercises the option provided therein, take place at a closing (the "Subsequent Closing") to be held at 10:00 A.M. New Jersey time on the first anniversary of the date of this Agreement or at such other time or on such other date as the parties may mutually agree upon.

          SECTION 2.03. Closing Deliveries by the Company. (a) At the Initial Closing, the Company shall deliver to the Investor:

               (i) a certificate evidencing 100 shares of Series A Preferred Stock in definitive form and registered in the name of the Investor;

               (ii) a certificate from the Company, signed by a duly authorized officer, to the effect that the Company's Initial Closing Representations are true and correct as of the Initial Closing, with the same force and effect as if made on the date of the Initial Closing, and that all covenants and agreements of the Company contained in this Agreement to be complied with on or prior to the Initial Closing have been complied with; and

               (iii) true and complete copies, certified by the Secretary of the Company, of the Charter and By-laws of the Company and of the resolutions duly and validly adopted by its Board of Directors, evidencing their authorization of the execution and delivery of this Agreement and the Warrant Agreement and the consummation of the transactions contemplated hereby and thereby.

          (b) At the Subsequent Closing, the Company shall deliver to the Investor:

               (i) a certificate evidencing the number of shares of Series A Preferred Stock purchased by the Investor pursuant to Section 2.01(b) of this Agreement, such certificate to be in definitive form and registered in the name of the Investor;

               (ii) a certificate from the Company, signed by a duly authorized officer, to the effect that the Company's Subsequent Closing Representations are true and correct as of the Subsequent Closing, with the same force and effect as if made on the date of the Subsequent Closing, and that all covenants and agreements of the Company contained in this Agreement to be complied with on or prior to the Subsequent Closing have been complied with; and

               (iii) true and complete copies, certified by the Secretary of the Company, of the Charter and By-laws of the Company and of the resolutions duly and validly adopted by its Board of Directors, evidencing their authorization of the execution and delivery of this Agreement and the Warrant Agreement and the consummation of the transactions contemplated hereby and thereby.

          SECTION 2.04. Closing Deliveries by the Investor. (a) At the Initial Closing:

               (i) the Investor shall pay $10,000,000.00 by wire transfer of immediately available funds to an account designated in writing by the Company no later than the second Business Day prior to the date of the Initial Closing; and

               (ii) the Investor shall deliver a certificate, signed by a duly authorized officer, to the effect that the representations and warranties of such party contained in Article IV this Agreement are true and correct as of the Initial Closing, with the same force and effect as if made on the date of the Initial Closing, and that all covenants and agreements of such party contained in this Agreement to be complied with on or prior to the Subsequent Closing have been complied with and confirming, with respect to the shares of Series A Preferred Stock to be purchased at the Initial Closing, the understandings and statements contained in Section 6.02.

          (b) At the Subsequent Closing:

               (i) the Investor shall pay the aggregate purchase price for the number of additional shares of Series A Preferred Stock to be purchased at the Subsequent Closing, such payment to be made by wire transfer of immediately available funds to an account designated in writing by the Company no later than the second Business Day prior to the date of the Subsequent Closing; and

               (ii) the Investor shall deliver a certificate, signed by a duly authorized officer, to the effect that the representations and warranties of such party contained in Article IV of this Agreement are true and correct as of the Subsequent Closing, with the same force and effect as if made on the date of the Subsequent Closing, and that all covenants and agreements of such party contained in this Agreement to be complied with on or prior to the Initial Closing have been complied with and confirming, with respect to the shares of Series A Preferred Stock to be purchased at the Subsequent Closing, the understandings and statements contained in Section 6.02.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Investor as follows:

          SECTION 3.01. Due Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement and the Warrant Agreement, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not have a material adverse effect on the financial condition, business or operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect") or prevent or materially delay the consummation of the transactions contemplated by this Agreement or the Warrant Agreement. The execution and delivery of this Agreement and the Warrant Agreement by the Company, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company. This Agreement and the Warrant Agreement have been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and the Warrant Agreement constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          SECTION 3.02. Capital Stock of Company. The Series A Preferred
Stock to be issued by the Company pursuant to this Agreement has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable. No Person has any preemptive or similar rights with respect to the Series A Preferred Stock, and neither the parties hereto nor subsequent holders in due course of such Series A Preferred Stock will be entitled to any such preemptive or similar rights. The authorized capital stock of the Company consists of: (a) 300,000,000 shares of Common Stock, of which 70,410,134 shares were issued and outstanding on September 3, 1999; and (b) 30,000,000 shares of preferred stock, of which none are outstanding as of the date of this Agreement.

          SECTION 3.03. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.04 have been obtained, the execution, delivery and performance of this Agreement and the Warrant Agreement by the Company do not and will not (a) violate, conflict with or result in the breach of any provision of its Certificate of Incorporation or By-laws, (b) conflict with or violate any law, governmental regulation or governmental order applicable to it or any of its assets, properties or businesses or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the Company's assets or properties pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party or by which any of its assets or properties is bound or affected; except to the extent that any conflict under
(b) or (c) above would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement or the Warrant Agreement.

          SECTION 3.04. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Warrant Agreement by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority, except such as are required by the HSR Act in connection with the acquisition of Common Stock prior to exercise of the Warrant.

          SECTION 3.05. Compliance with Laws; Litigation. (a) The
Company is in compliance with all requirements of applicable law, all applicable requirements of The NASDAQ Stock Market, Inc. ("NASDAQ") and all orders issued by any court or governmental authority against the Company, except to the extent that any such failure to so comply would not have a Material Adverse Effect or prevent or materially delay the consummation of the transactions contemplated by this Agreement or the Warrant Agreement.

          (b) (i) The Company has all material licenses, permits and approvals of any governmental authority (collectively, "Permits") that are necessary for the conduct of the business of the Company; (ii) such Permits are in full force and effect; and (iii) no material violations are or have been recorded in respect of any Permit.

          (c) Except as set forth in the SEC Reports filed prior to the date of this Agreement, there is no pending or, to the knowledge of the Company, threatened action, suit or proceeding to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, that could reasonably be expected to result in a Material Adverse Effect or to prevent or materially delay the consummation of the transactions contemplated by this Agreement or the Warrant Agreement.

          SECTION 3.06. SEC Filings; Financial Statements; Absence of Undisclosed Liabilities. (a) The Company has filed all forms, reports and documents required to be filed by it with the Commission ("SEC Reports") since its initial public offering, including (but not limited to) its registration statement on Form S-1. Except as set forth in the SEC Reports filed prior to the date of this Agreement, as of the respective dates they were filed (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such amending or superseding filing), (i) the SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of the Company is required to file any form, report or other document with the Commission.

          (b) Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in the SEC Reports complied as to form with the applicable accounting requirements and rules and regulations of the Commission and was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the Commission), and each presented fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries at the respective dates thereof and their results of operations and cash flows for the respective periods indicated therein, all in accordance with United States generally accepted accounting principles (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

          (c) Except for liabilities and obligations reflected on the March 31, 1999 consolidated balance sheet of the Company (including the notes thereto), liabilities and obligations disclosed in SEC Reports filed prior to the date of this Agreement and other liabilities and obligations incurred in the ordinary course of business since March 31, 1999 or that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise).

          SECTION 3.07. No Material Adverse Change. Except as otherwise disclosed in the SEC Reports filed prior to the date hereof, since March 31, 1999, there has not been a material adverse change in the financial condition, business or operations of the Company and its subsidiaries taken as a whole.

          SECTION 3.08. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Warrant Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates.


                                  ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                                 THE INVESTOR

          The Investor represents and warrants to the Company as follows:

          SECTION 4.01. Organization and Authority. Such party is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all necessary power and authority to enter into this Agreement and the Warrant Agreement, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Warrant Agreement by such party, the performance by it of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on its part. This Agreement and the Warrant Agreement have been duly executed and delivered by such party, and (assuming due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and the Warrant Agreement constitute legal, valid and binding obligations of such party, enforceable against it in accordance with their respective terms.

          SECTION 4.02. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 4.03 have been obtained, the execution, delivery and performance of this Agreement and the Warrant Agreement by such party do not and will not (a) violate, conflict with or result in the breach of any provision of its Charter or By-laws (or similar organizational documents), (b) conflict with or violate any law, governmental regulation or governmental order applicable to such party or any of its assets, properties or businesses or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights pursuant to, any contract, agreement or arrangement by which such party is bound; except to the extent that any conflict under (b) or (c) above would not prevent or materially delay the consummation of the transactions contemplated by this Agreement or the Warrant Agreement.

          SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Warrant Agreement by the Investor does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any governmental authority, except such as are required by the HSR Act in connection with the acquisition of Common Stock prior to exercise of the Warrant.

          SECTION 4.04. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Warrant Agreement based upon arrangements made by or on behalf of the Investor or any of its Affiliates.


                                   ARTICLE V

                       CONDITIONS TO THE INITIAL CLOSING

          SECTION 5.01. Conditions to the Initial Closing. The obligations of each party to this Agreement to consummate the transactions contemplated by Section 2.01(a) shall be subject to the fulfillment, at or prior to the Initial Closing, of each of the following conditions:

          (a) Representations, Warranties and Covenants. (i) In the case of the Investor, the Company's Initial Closing Representations shall have been true and correct when made and shall be true and correct as of the Initial Closing, with the same force and effect as if made on the date of the Initial Closing, and all covenants and agreements of the Company contained in this Agreement to be complied with on or prior to the Initial Closing shall have been complied with in all material respects.

          (ii) In the case of the Company, the representations and warranties of the Investor contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Initial Closing, with the same force and effect as if made on the date of the Initial Closing, and all covenants and agreements of the Investor contained in this Agreement to be complied with on or prior to the Initial Closing shall have been complied with in all material respects.

          (b) No Prohibition. None of the transactions contemplated hereby or by the Warrant Agreement shall have been prohibited by any applicable law, court order or governmental regulation.

          (c) Warrant Agreement. The Warrant Agreement shall have been executed and shall remain in full force and effect.

In addition, the obligation of the Investor to consummate the transactions contemplated by Section 2.01(a) is subject to the filing of the Certificate of Designation (substantially in the form attached as Annex A hereto) with the Secretary of State of the State of Delaware.

          SECTION 5.02. Conditions to the Subsequent Closing. The obligations of each party to this Agreement to consummate the transactions contemplated by Section 2.01(b) shall be subject to the fulfillment, at or prior to the Subsequent Closing, of each of the following conditions:

          (a) Representations, Warranties and Covenants. (i) In the case of the Investor, the Company's Subsequent Closing Representations shall have been true and correct when made and shall be true and correct as of the Subsequent Closing, and all covenants and agreements of the Company contained in this Agreement to be complied with on or prior to the Subsequent Closing shall have been complied with in all material respects.

          (ii) In the case of the Company, the representations and warranties of the Investor contained in Article IV of this Agreement are true and correct as of the Subsequent Closing, with the same force and effect as if made on the date of the Subsequent Closing, and all covenants and agreements of the Investor contained in this Agreement to be complied with on or prior to the Subsequent Closing shall have been complied with in all material respects.

          (b) No Prohibition. None of the transactions contemplated hereby or by the Warrant Agreement shall have been prohibited by any applicable law, court order or governmental regulation.

          (c) Warrant Agreement. The Warrant Agreement shall remain in full force and effect.

                                  ARTICLE VI

                              TRANSFER OF SHARES

          SECTION 6.01. General Restriction. Shares of the Series A
Preferred Stock and the certificates evidencing such shares and all rights thereunder shall be non-transferable, and may not be sold, transferred, pledged, hypothecated, or assigned without the prior written consent of the Company (which may be withheld in the Company's sole discretion), except as specified in the Certificate of Designation. The Investor acknowledges and agrees that any such prohibited transfer made without the Company's consent shall be void ab initio.

          SECTION 6.02. Private Placement. (a) The Investor understands that (i) the offering and sale of the Series A Preferred Stock hereunder are intended to be exempt from registration under the Securities Act pursuant to
Section 4(2) of the Securities Act and (ii) there is no existing public or other market for the Series A Preferred Stock and there can be no assurance that such Investor will be able to sell or dispose of the Series A Preferred Stock.

          (b) The Investor hereby confirms to the Company that: (i) the Series A Preferred Stock is being acquired for the Investor's own account and without a view to the public distribution thereof or of the Common Stock or any interest therein; (ii) the Investor is an "accredited investor" as such term is defined in Regulation D, as amended, under the Securities Act; and (iii) the Investor has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Series A Preferred Stock, and is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Series A Preferred Stock.

          SECTION 6.03. Legends. (a) The Company shall affix to each certificate evidencing shares of Series A Preferred Stock a legend in substantially the following form:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS EITHER (1) SUCH SHARES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND LEGAL COUNSEL OF THE HOLDER OF SUCH SHARES (WHICH COUNSEL IS REASONABLY SATISFACTORY TO THE COMPANY) PROVIDES AN OPINION TO SUCH EFFECT TO THE COMPANY.

          THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A SUBSCRIPTION AGREEMENT DATED AS OF SEPTEMBER 14, 1999, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER AND IN THE CERTIFICATE OF DESIGNATION FOR THE SERIES A PREFERRED STOCK FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE. NO REGISTRATION OF TRANSFER OF THESE SHARES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH."


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

          SECTION 7.01. HSR. Each of the parties hereto shall use reasonable efforts to cause any waiting period (and any extension thereof) under the HSR Act, applicable to the conversion of the Series A Preferred Stock or the exercise of the Warrants to expire or be terminated prior to the time of such conversion or exercise and shall cooperate in making any filings with the appropriate governmental entities in connection therewith.

          SECTION 7.02. Survival; Indemnification. (a) The Initial
Closing Representations shall survive the Initial Closing for a period of one year after the date of the Initial Closing.

          (b) If the Subsequent Closing occurs, the Subsequent Closing Representations shall survive the Subsequent Closing for a period of one year after the date of the Subsequent Closing.

          (c) The Company shall indemnify and hold harmless the Investor from and against any and all Indemnifiable Losses (as defined below); provided, however, that no claim with respect to Indemnifiable Losses may be asserted unless written notice of such claim describing in detail the facts and circumstances with respect to the subject matter of such claim is received by the Company on or prior to: (i) in the case of Indemnifiable Losses with respect to the shares of Series A Preferred Stock purchased at the Initial Closing, the date on which the Initial Closing Representations cease to survive as set forth in Section 7.02(a); and (ii) in the case of Indemnifiable Losses with respect to the shares of Series A Preferred Stock purchased at the Subsequent Closing (if any), the date on which the Subsequent Closing Representations cease to survive as set forth in Section 7.02(b). The Company is not making any representations and warranties other than the Initial Closing Representations in connection with the Initial Closing and the Subsequent Closing Representations in connection with the Subsequent Closing.

          (d) For purposes of this Section 7.02: (i) "Indemnifiable
Losses" means (A) with respect to the shares of Series A Preferred Stock purchased by the Investor at the Initial Closing, Losses arising out of the failure of the Initial Closing Representations to be true and correct as of the date of the Initial Closing, provided, however, that in no event shall the amount of such Indemnifiable Losses exceed the purchase price of such shares of Series A Preferred Stock and (B) with respect to the shares of Series A Preferred Stock purchased by the Investor at the Subsequent Closing (if any), Losses arising out of the failure of the Subsequent Closing Representations to be true and correct as of the date of the Subsequent Closing, up to a maximum amount equal to the purchase price for the shares of Series A Preferred Stock purchased at the Subsequent Closing; and (ii) "Losses" means any and all losses, liabilities, damages, costs and expenses actually suffered or incurred by the Investor, but shall not include any consequential damages or any Losses that could have been avoided if the Investor had taken reasonable steps to mitigate its Losses.

          SECTION 7.03. Common Stock Issuable Upon Conversion. (a) The
Company shall at all times reserve and keep available for issue upon the conversion of shares of Series A Preferred Stock such number of its authorized and unissued shares of Common Stock as will be sufficient to permit such conversion in full. All shares of Common Stock which shall be so issuable, when issued upon conversion of shares of Series A Preferred Stock in accordance with the terms of the Series A Preferred Stock, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

          (b) The Company shall use all reasonable efforts to cause the shares of Common Stock to be issued upon conversion of the Series A Preferred Stock and upon exercise of Warrants to be approved for listing on NASDAQ prior to the issuance of such shares.

          SECTION 7.04. Certificate of Designation. The Investor acknowledges and agrees to comply with the terms of the Certificate of Designation, including, without limitation, Sections 5(b) and 11(b) thereof.

          SECTION 7.05. Other Action. Each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereunder, including, without limitation, using reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of the competent governmental entities.

                                 ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.01. Termination. (a) This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Initial Closing, as follows:

               (i) by mutual written consent of each of the Investor and the Company;

               (ii) by either the Investor or the Company if the Initial Closing shall not have occurred on or before October 15, 1999 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Initial Closing to occur on or before the Termination Date; or

               (iii) by either the Investor or the Company, if any governmental entity (A) shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order or other action shall have become final and nonappealable, or (B) shall have failed to issue an order or to take any other action necessary to fulfill the conditions to the Initial Closing and such denial of a request to issue such order or take such other action shall have become final and nonappealable.

          (b) In the event of termination of this Agreement pursuant to
Section 8.01, this Agreement and the Warrant Agreement shall forthwith become void and there shall be no liability under this Agreement or the Warrant Agreement on the part of the Investor or the Company or any of their respective officers or directors and all rights and obligations of each party hereto shall cease, except (a) the provisions of Sections 8.02 and 8.04 shall survive such termination and (b) nothing herein shall relieve any party from liability for any willful breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

          SECTION 8.02. Expenses. Except as otherwise specified in this Agreement or the Warrant Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Warrant Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses, whether or not the Initial Closing shall have occurred.

          SECTION 8.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.03):

          (a)  if to the Company:

               CareInsite, Inc.
               River Drive Center 2
               669 River Drive
               Elmwood Park, NJ  07407-1361
               Telecopy No.:  (201) 703-3401
               Attention:  Senior Vice President - General Counsel

          (b)  if to the Investor:

               America Online, Inc.
               22000 AOL Way
               Dulles, VA  20166
               Telecopy No.:  (703) 265-2208
               Attention:  General Counsel

          SECTION 8.04. Public Announcements. Except as required by law, governmental regulation or by the requirements of any securities exchange on which the securities of a party hereto are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the Warrant Agreement or the transactions contemplated hereby or thereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

          SECTION 8.05. Headings; Interpretation. (a) The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          (b) Whenever used in this Agreement, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders; and the words "herein," "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole.

          SECTION 8.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, governmental regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest possible extent.

          SECTION 8.07. Entire Agreement. This Agreement, together with the Warrant Agreement and the Interactive Marketing Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

          SECTION 8.08. Assignment. This Agreement shall not be assigned by either party without the express written consent of the other party hereto (which consent may be granted or withheld in the sole discretion of any party); provided, however, that the Investor may, without the consent of the Company, assign all or a portion of its rights hereunder to any Person to whom the Investor would be permitted, pursuant to the Certificate of Designation, to transfer shares of Series A Preferred Stock without the consent of the Company. In the event that the Company shall be a party to a merger, consolidation or similar transaction that is consummated prior to the first anniversary of the date of this Agreement and in which the Company is not the surviving corporation, the Company's successor shall expressly assume the obligations of the Company under this Agreement with respect to the option contained in Section 2.01(b), subject to such modifications as may be deemed appropriate (as determined in good faith by the Board of Directors of the Company) in order to provide to the Investor, as nearly as practicable, the rights that the Investor would have had if such transaction had not occurred.

          SECTION 8.09. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties.

          SECTION 8.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

          SECTION 8.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.12. Non-Waiver; Cumulative Remedies. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Investor or the Company shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of the Investor or the Company. No single or partial waiver by the Investor or the Company of any provision of this Agreement or of any breach or default hereunder or of any right or remedy shall operate as a waiver of any other provision, breach, default right or remedy or of the same provision, breach, default right or remedy on a future occasion. The rights and remedies provided in this Agreement are cumulative and are in addition to all rights and remedies which the Investor or the Company may have in law or in equity or by statute or otherwise.

          SECTION 8.13. Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or the transactions contemplated hereby and for any counterclaim therein.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories hereunto duly authorized as of the date first above written.

                       CAREINSITE, INC.


                       By:/s/ David C. Amburgey
                          ----------------------------------
                       Name:  David C. Amburgey
                       Title: Senior Vice President
                           General Counsel



                       AMERICA ONLINE, INC.


                       By:/s/ David M. Colburn
                          ----------------------------------
                         Name:  David M. Colburn
                         Title: President-Business Affairs

                         ANNEX A TO THE SUBSCRIPTION AGREEMENT



    SEE EXHIBIT 4.1